                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

          QUALMARK CORPORATION REPORTS FIRST QUARTER FINANCIAL RESULTS

    "...OUR BUSINESS CONTINUES TO GROW, AS REVENUE HAS EXPANDED 15% OVER THE
                            FIRST QUARTER OF 2005..."

(April 25, 2006) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing), HASS (Highly Accelerated Stress Screening) and electrodynamic systems, today announced results for the first quarter ended March 31, 2006.

FOR THE QUARTER (THREE MONTHS ENDED MARCH 31, 2006):

REVENUE-

The Company reported revenue for the quarter of $4,198,000 versus revenue of $3,659,000 from 2005. Charles Johnston, QualMark's President and CEO stated, "We are excited with the continued growth and profitability of our business during the first quarter. For the quarter, total revenue grew 15% as compared to the prior year quarter. This is the best quarter QualMark has ever had as measured in revenue." Johnston continued, "Our HALT/HASS business segment, which consists of our core accelerated testing products and services, grew 15% as compared to 2005 and our Electrodynamic business segment, which consists of electrodynamic products and services (ACG and Ling Electronics), grew 12% as compared to 2005." According to Johnston, "The primary drivers for our growth are attributed to our ability to penetrate new markets, both vertically and horizontally, our worldwide presence and the recurring revenue stream achieved through our Electrodynamic business unit."

"The consumer electronic and international automotive markets continue to thrive for QualMark. During the quarter, our HALT/HASS segment shipped the largest physical HASS chamber ever constructed to one of the worlds leading flat screen manufacturers. This manufacturer will utilize the HASS chamber to test the world's first 100 inch LCD flat screen display. We also made a major breakthrough in the international automotive market, in which we shipped a HALT unit to a first tier electronic Japanese automotive supplier." Johnston concluded.

INCOME-

The Company reported pre tax income of $332,000 and net income of $269,000, which included an additional $31,000 expense related to the fair value of stock options and $61,000 expense for estimated income tax, for the quarter, versus pre tax income of $322,000 and net income of $318,000 for 2005. The Company will be recording non-cash expenses related to the fair value of stock options and estimated income tax throughout the remainder of the year. These changes from 2005 reflect the Company's adoption of SFAS 123R in 2006 and a change in the Company's effective tax rate for 2006. The Company continues to have net operating loss carry-forwards to apply to actual taxable income; therefore these income tax expenses do not have an impact on cash. "On a comparative basis, our net income for the quarter was $361,000, which excludes the additional expense related to the fair value of stock options and estimated income tax, versus a net income of $318,000 for 2005. We are pleased with the continued growth and profitability of our business. This quarter represents the eleventh consecutive quarter of profitability," Johnston stated.

EARNINGS PER SHARE-

The Company reported diluted net income per share for the quarter of $0.03, which included additional non-cash expenses related to the fair value of stock options and estimated income tax, as compared to diluted income per share of $0.04 for 2005. "On a comparative basis, excluding the non-cash expenses related to the fair value of stock options and estimated income tax, diluted income per share for the quarter would have been $0.04," commented Johnston. The primary dilution for the Company is attributable to certain financial securities that are convertible into common stock. The Company does not anticipate any additional dilution at this time. However, the Company may enter into financial transactions to assist with financing additional acquisitions or provide capital for future growth, which may further impact dilution.

QUALMARK'S QUARTERLY CONFERENCE CALL TO DISCUSS FIRST QUARTER 2006 RESULTS WILL BE HELD TODAY, APRIL 25, 2006 AT 11:00 A.M. EASTERN TIME. TO PARTICIPATE VIA CONFERENCE CALL DIAL 888-318-6430 NO LATER THAN 10:50 A.M. EST ON APRIL 25TH. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.

                                                            QUARTER TO DATE
                                                               MARCH 31,
                                                        -----------------------
                                                           2006         2005
                                                        ----------   ----------
HALT/HASS revenue                                       $3,408,000   $2,957,000
Electrodynamic revenue                                     790,000      702,000
                                                        ----------   ----------
Total revenue                                            4,198,000    3,659,000
                                                        ----------   ----------
Gross profit                                             1,769,000    1,608,000
Gross profit margin                                           42.1%        43.9%
                                                        ----------   ----------
Income from operations                                     405,000      355,000
Pretax income                                              332,000      322,000
                                                        ==========   ==========
Net income                                                 269,000      318,000
                                                        ==========   ==========
EARNINGS PER SHARE:
BASIC:
Net income                                                 269,000      318,000
Preferred stock dividends                                  (60,000)     (56,000)
Accretion of redeemable preferred stock                    (37,000)     (50,000)
                                                        ----------   ----------
Net income available to common shareholders                172,000      212,000
                                                        ==========   ==========
Basic earnings  per share                               $     0.04   $     0.05
                                                        ==========   ==========
Basic weighted average shares outstanding                4,442,000    4,140,000
                                                        ==========   ==========
DILUTED:
Net income                                                 269,000      318,000
Interest expense from convertible debt                      15,000       20,000
                                                        ----------   ----------
Net income available to common shareholders - Diluted      284,000      338,000
                                                        ==========   ==========
Diluted earnings per share                              $     0.03   $     0.04
                                                        ==========   ==========
Diluted weighted average shares outstanding              9,298,000    8,978,000
                                                        ==========   ==========

QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems (HALT and HASS) providing the world's largest corporations with solutions that improve product reliability and allow them to get to market faster. The Company has installed more than 600 of its proprietary testing systems in 25 countries. The Company operates and partners with ten testing facilities worldwide.

The Company also offers electrodynamic vibration solutions through its subsidiaries, QualMark Ling Electronics and QualMark ACG Corporation.

QualMark Ling Electronics and ACG Corporation, headquartered in West Haven, Connecticut are the leaders in supplying electro-dynamic systems, components, and service to the worldwide vibration test equipment market.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.

     Contact:
        QUALMARK CORPORATION
        CHARLES JOHNSTON, President and CEO
        ANTHONY SCALESE, CFO
        303-254-8800
        Internet: www.qualmark.com

                                    ---End---